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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 or 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



        Date of report (Date of earliest event reported) August 19, 2003
                                                         ---------------

                           Princeton Video Image, Inc.
                         ------------------------------
               (Exact Name of Registrant as Specified in Charter)

        Delaware                     000-23415                  22-3062052
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      (State or Other             (Commission File           (I.R.S. Employer
      Jurisdiction of                  Number)              Identification No.)
      Incorporation)


                15 Princess Road, Lawrenceville, New Jersey 08648
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               (Address of Principal Executive Offices) (Zip Code)


        Registrant's telephone number, including area code (609) 912-9400
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                                 Not Applicable
                              --------------------
          (Former Name or Former Address, If Changed Since Last Report)
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Item 2. Acquisition or Disposition of Assets.

      On August 19, 2003, Princeton Video Image, Inc. ("PVI") completed the sale of substantially all of its assets pursuant to section 363 of the U.S. Bankruptcy Code to PVI Virtual Media Services, LLC, a newly formed entity owned by PVI's two secured creditors and largest stockholders ("PVI Virtual"). PVI Virtual acquired the assets for consideration consisting of the following: (i) a credit bid of all amounts due under certain outstanding pre-petition notes and a debtor in possession financing facility (approximately $9,830,384), plus (ii) $200,000 in cash (from which PVI was required to pay approximately $36,400 to cure its default under an assumed agreement), less (iii) applicable transfer and sales taxes (approximately $8,658). In addition, a member of PVI Virtual waived its right to collect approximately $64,000 from PVI, and PVI Virtual assumed liabilities under certain assumed agreements, which it estimates will exceed $3,500,000. PVI Virtual also paid an additional $125,000 in cash for the benefit of PVI's general unsecured creditors and professionals retained by the Official Committee of Unsecured Creditors. The amount of the consideration was determined during arms length negotiations between disinterested directors of PVI and representatives of PVI Virtual. The completion of the sale was subject to an auction process supervised by the United States Bankruptcy Court for the District of New Jersey. No other bids were received.

      Following the completion of the sale of its assets, PVI issued the following press release:

                          "PVI COMPLETES SALE OF ASSETS

      Lawrenceville, NJ - August 20, 2003 -- Princeton Video Image, Inc. (OTCBB:
PVII). Princeton Video Image, Inc. ("Princeton Video Image") announced today that it has completed the sale of substantially all of its assets pursuant to
Section 363 of the U.S. Bankruptcy Code to PVI Virtual Media Services, LLC, a newly formed entity owned by Princeton Video Image's two secured creditors and largest stockholders. PVI Virtual Media Services is continuing Princeton Video Image's business under the name PVI.

      PVI Virtual Media Services provided Princeton Video Image with interim financing to fund its post-petition operating expenses. In light of the completion of the asset sale, Princeton Video Image expects to file shortly with the Bankruptcy Court a chapter 11 plan of liquidation that will distribute its remaining assets to creditors in accordance with the U.S. Bankruptcy Code. It is expected that there will be no distributions to Princeton Video Image's shareholders under the plan and that Princeton Video Image will subsequently be dissolved.

      This press release contains forward-looking statements of Princeton Video Image, as defined by the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those anticipated as a result of various risks and uncertainties, including, but not limited to, the following:
Princeton Video Image's ability to obtain court approval with respect to motions in the Chapter 11 proceeding or to confirm a plan of liquidation and the uncertainty associated with motions by third parties in the bankruptcy proceeding.
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About PVI Virtual Media Services, LLC:

      Operating under the name PVI, PVI Virtual Media Services is continuing Princeton Video Image's business of providing real-time virtual advertising, programming enhancements, virtual product integration and targeted interactive services for televised sports and entertainment events. It services the advertising industry with its proprietary, Emmy award-winning technology. Headquartered in New York City and Lawrenceville, New Jersey, it has offices in Los Angeles, Toronto, Tel Aviv, Mexico City and Hong Kong.

CONTACT: Princeton Video Image, Inc. James Green, 609/912-9400
SOURCE: Princeton Video Image, Inc."

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

(c)   Exhibits.

      10.1 Asset Purchase Agreement by and between Princeton Video Image, Inc. and PVI Virtual Media, LLC (Incorporated by reference to
            Exhibit 10.1 to PVI's Current Report on Form 8-K filed on June 26, 2003, S.E.C. File Number 000-23451).

      10.2 Amendment No. 1 to Asset Purchase Agreement between Princeton Video Image, Inc. and PVI Virtual Media, LLC

      10.3 Extract from Order Authorizing and Approving (A) the Sale of Certain Assets of the Debtor Free and Clear of Liens, Claims, Encumbrances and Interests, and (B) the Assumption and Assignment of Certain Executory Contracts and Unexpired Leases, effective August 7, 2003

      10.4  Extract from Stipulation and Consent Order Waiving Challenge
            Deadline

                                    * * * * *
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                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    Princeton Video Image, Inc.


                                    By:     /s/ James Green
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                                           James Green
                                           President and Chief Operating Officer


Dated: August 29, 2003